EXHIBIT 10.2

SUBORDINATION AGREEMENT

This Subordination Agreement (this "Agreement") is made as of this **28th day of December 2006**, by and among **microHelix, Inc.** ("Debtor") with an office at **19500 SW 90th Court, Tualatin, Oregon 97062**, **James M. Williams** ("Creditor") with an office at **6213 SE Main Street, Portland, Oregon 97215**, and **BFI Business Finance**, a California corporation ("BFI"), with an office at 1655 The Alameda, San Jose, California 95126.

RECITALS

A. Pursuant to that certain Promissory Note in the principal amount of **One Hundred Fifty Thousand And 00/00 Dollars ($150,000.00)**, Creditor is owed monies (the "Creditor Indebtedness"), which has a current balance (including without limitation all unpaid principal, interest and fees) of **$150,000.00**, which constitutes the only amounts owing by Debtor to Creditor. A copy of such Promissory Note shall be delivered to BFI upon execution thereof.

B. Debtor has requested BFI Business Finance to loan money to Debtor pursuant to the terms of the Amended and Restate Loan and Security Agreement Dated April 5, 2005 between them executed or to be executed in connection herewith.

C. BFI Business Finance is willing to advance money to Debtor pursuant to the Amended and Restate Loan and Security Agreement Dated April 5, 2005 only if Creditor agrees to subordinate the Creditor Indebtedness owed by Debtor described above.

AGREEMENT

1. The Parties hereby incorporate herein the recitals set forth above.

2. To induce BFI to continue to extend credit pursuant to the Amended and Restate Loan and Security Agreement Dated April 5, 2005, Creditor hereby subordinates the Creditor Indebtedness and all present and future indebtedness of Debtor to Creditor in favor of any and all indebtedness now owed or hereafter owing by Debtor to BFI. Creditor further agrees that it will not demand, accept or receive from Debtor any payments owing on any indebtedness to Creditor (including, without limitation, the Creditor Indebtedness) until all indebtedness of Debtor to BFI has been paid in full; if any such payments are remitted to Creditor by Debtor, Creditor will receive them in trust for BFI and will forward to BFI the same forthwith. Creditor hereby assigns to BFI all dividends or payments to which Creditor is entitled in the event of liquidation of Debtor, either voluntarily or otherwise, to the extent necessary to satisfy the obligation of Debtor to BFI, and Creditor hereby constitutes and appoints BFI to be its true and lawful attorney to collect such dividends to the extent necessary in order to enable BFI to receive payment in full with interest of the obligations of Debtor to Creditor.

3. Notwithstanding any other provision of this Agreement and only so long as there is no event of default with respect to any indebtedness owed by Debtor to BFI, Creditor reserves the right to collect and accept regularly scheduled payments beginning February 1, 2007, each in the amount of **Twenty-five Thousand and 00/100 ($25,000.00)** together with interest accrued and unpaid as of the date of each such payment, if applicable until such time as the total loan as been paid in full by the application of such credits, pursuant to the agreements described in Recital A hereof, but promises that it will not accelerate the obligations owing thereunder until BFI has been paid in full, and Creditor shall not accept any prepayments of the Creditor Indebtedness.

4. Debtor agrees that, except as set forth in paragraph 3 above, it will not pay to Creditor any sum on account of the indebtedness owing to Creditor, or execute or deliver any negotiable instruments as evidence of said indebtedness or any part thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Subordination Agreement as of the date first set forth above.

BFI Business Finance ("BFI")

By: /s/ David Drogos
David Drogos
Its: President

James M. Williams ("Creditor")

By: /s/ James M. Williams
James M. Williams
Its: Individual

microHelix, Inc. ("Debtor")

By: /s/ Tyram H. Pettit
Tyram H. Pettit
Its: President & C.E.O.